BELLSOUTH
         FINANCIAL SERVICES PLAN

















                                                        EFFECTIVE 1/1/85
                                                        AMENDED 1/1/94
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         BELLSOUTH
         FINANCIAL SERVICES PLAN


         SECTION I - GENERAL

         1. This Financial Services Plan is provided for the benefit of those managers who are designated by the Chief Executive Officer of BellSouth Corporation or his delegated representative to be eligible to participate in this plan.

         2. The purpose of the Financial Services Plan is to provide professional assistance in carrying out personal financial goals and responsibilities in the most effective manner. By using services covered under the Plan, the manager spends less time on the details of financial matters while still meeting his/her personal financial responsibilities enabling the manager to commit more time and energy to the Company.


         SECTION II - FINANCIAL PLANNING SERVICES

         1. The Plan accommodates a range of financial planning services, including a full initial financial plan, an annual retainer to update the financial plan as required, or an agreement to obtain advice and assistance upon request on an hourly rate basis.

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         Page Two


         2. When the eligible manager has selected a firm, he/she must notify the Company of his/her selection by completing a Request for Personal Financial Planning Service (ATTACHMENT A). A new Request must also be completed any time there is a change in the provider of financial planning services. All requests must be forwarded to Human Resources in the appropriate company. In all companies except BellSouth Telecommunications, requests should be sent to:


                                Financial Services Plan Coordinator
                                13J08 Campanile
                                1155 Peachtree Street, N.E.
                                Atlanta, GA 30367-6000


         3. The services generally provided by financial planners consist of a review of Company-provided benefit and compensation plans and the provision of estate, insurance, investment, retirement, education, and income tax planning.

         4. Each manager is responsible for furnishing his/her financial planner with company-provided information on plans and plan changes.

         5. BellSouth does not guarantee the advice of any firm or individual selected.

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         SECTION III - TAX PREPARATION SERVICES

         1. Eligible managers may select any qualified professional firm or individual for income tax preparation services. This policy will enable participants to continue a previously established relationship with a professional tax consultant, CPA or recognized accounting firm.


         SECTION IV - LEGAL SERVICES

         1. Legal services for the preparation of wills and trusts will be covered under the Plan. Such services may be provided by any professionally qualified attorney chosen by the Participant.

         SECTION V - AVAILABILITY OF SERVICES


         1. Availability of these services to other than active eligible managers is covered in ATTACHMENT B.

         SECTION VI - PARTICIPANT ACCOUNTS

         1. The Company will establish a three-year Plan Account for each eligible manager with a specified allocation of money and a specified beginning date. (For 1994, one group of newly eligible managers will have a one-year account with a specified allocation of money [see ATTACHMENT B]).

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         2.  A prorated Account balance will be established for individuals who become eligible for participation after the beginning of or retire during the three-year accounting period. See ATTACHMENT B for details.


         3. The funds in the Account may be used at any time during the three-year (or one-year) accounting period for financial planning, tax preparation, or legal services, as defined in the Plan.


         4. The balance in a participant's Account will be reduced for expenses that are approved for reimbursement by the participant's supervisor during the three-year (or one-year) accounting period.

         SECTION VII - BILLING

         1. Reimbursements to the participant by the Company for Plan services are considered "wages" subject to FICA, FUTA and income tax withholding; the total reimbursement amount will be minus applicable withholdings.

         The taxes are withheld at the same rate that is used for the base salary. The individual provider should provide advice to the manager on the extent that such services are tax deductible.

         2. Providers of Plan services should render invoices directly to the participant, who is responsible for paying the amount due, indicating the type and dates of services provided. At companies utilizing the

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         PeopleSoft personnel/payroll system, the participant will be reimbursed through submission of the expense, approved by his/her supervisor, to the payroll organization for inclusion in his/her paycheck. At other BellSouth companies, the participant will be reimbursed according to the administrative guidelines established there.

         3. Retired participants should submit the original invoice, certified correct, to the retired manager's former department for voucher preparation.


         SECTION VIII - OTHER ADMINISTRATIVE MATTERS


         1. The Executive Vice President - Corporate Relations has the authority to interpret the Plan. The Vice Presidents - Human Resources in each company will establish rules for its administration.


         2. If there are any questions on this plan, contact the Financial Services Coordinator at (404) 249-2216.


         ATTACHMENTS A Through B


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                                                                ATTACHMENT A



    TO:    Human Resources



    RE:  Request for Personal Financial Planning Service


    As an employee eligible for participation in the BellSouth Financial Services Plan, I have accepted the Company's offer to compensate me for financial planning services provided under the Plan. After careful consideration, I have selected __________________________________ (name of firm) to provide such services. I certify that this financial planner has one of the following designations: Certified Financial Planner (CFP), Chartered Financial Consultant (CFC), or Accredited Personal Finance Specialist (APFS).

    I have read the plan document for the Financial Services Plan in its entirety and I understand it and all other limitations contained in it. I further understand that services provided under the Plan are completely personal and confidential and that the Company will in no way be involved with, or know of my personal affairs. Moreover, I understand that participation is voluntary and the option to rely on, to act on, or refrain from acting on, in whole or in part, any advice, recommendations or information provided by the firm, its employees or agents, is the individual and personal decision of the undersigned.

    I authorize the Company to release to the firm detailed information concerning my compensation, employee benefits in which I now or will participate, and any other financial data which may have a bearing on my personal financial planning.

    In consideration of BellSouth's undertaking to compensate me for fees charged by the firm for services rendered to me, I on my own behalf and on behalf of my heirs, executors or administrators do hereby release and forever discharge BellSouth and its subsidiaries, its officers, agents, assigns and their successors of and from all losses, debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages and any and all claims, law and equity attributable directly or indirectly, in whole or in part, to my acting on, failure to act on, or reliance on advice, recommendations or information furnished to me by the firm, its employees or agents.

    I agree to hold BellSouth Corporation harmless and to defend the Corporation from any claim filed by the firm in relation to this program.


    Name (Printed or typed)
    _________________________________________________________

    Office Address __________________________________
    Telephone #(   )


    Signature _______________________________________ Date


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                                                              Attachment A



    TO:  Financial Counseling Plan Coordinator
         BellSouth Corporation
         1155 Peachtree Street, N.E.
         Room 13J08
         Atlanta, Georgia 30367-6000


    RE:  Request for Personal Financial Planning Service


    Gentlemen:


    As an employee eligible for participation in the BellSouth Financial Counseling Plan, I have accepted the Company's offer to provide me with the services available under the plan. After consideration of the firms approved under the plan, I have selected
    _____________________________________ (name of firm) to provide the services as outlined in your brochure.

    While the Company will pay your fees in connection with the preparation of financial planning reports and related counseling services, I understand that any fees or expenses other than for legal services incurred in connection with the implementation of any recommendations will be borne by me.

    I understand that your services are completely personal and confidential and that the Company will in no way be involved with, or know of, my personal
    affairs.   Moreover, I understand that the Company does not, and will not endorse any recommendations or suggestions that I may receive from you.

    I authorize the Company to release to you detailed information concerning my compensation, employee benefits in which I now or will participate, and any other financial data which may have a bearing on my personal financial planning.

    I understand that any fees or expenses paid by the Company for the provision of such consulting services will be reported by the Company as additional compensation and, therefore, will be subject to the various federal and state withholding requirements.

    Please contact me to commence arrangements for my financial planning.

    Name (Printed or typed)
    _________________________________________________________

    Office Address __________________________________
    Telephone #(   ) ______________

    Signature _______________________________________ Date
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                                                                 ATTACHMENT B



         PRORATION SCHEDULES
          FINANCIAL SERVICES PLAN


         1) NEWLY ELIGIBLE MANAGERS


            - Each eligible employee will be advised of the account allocation for the current three-year (or in 1994, one-year as described in Section VI, paragraph 1) Account period. The actual beginning balance in a newly eligible manager's three-year Account will be prorated as described below.

            - 100% of account allocation if newly eligible during the first year of an Account period.


            - 75% of account allocation if newly eligible during the second year of  an Account period.


            - 50% of account allocation if newly eligible during the third year of an Account period.

            2) POST-RETIREMENT

            - Expenses for financial planning and legal services will be reimbursed during the twelve-month period following retirement.

            - Expenses for tax preparation services will be covered for the tax year in which retirement occurs and the following tax year.


         3) SPOUSE OF DECEASED ACTIVE MANAGER

            - Expenses for financial planning and legal services will be reimbursed for services provided during the twelve-month period following death.

            - Expenses for tax preparation services will be covered for the tax year in which death occurs and the following tax year.

            - Expenses for Plan services provided during the period just before death, for which the manager was unable to submit a voucher before his/her death, may be reimbursed by the Company.


         4) TERMINATIONS/RESIGNATIONS


            - For terminations or resignations other than retirement or death
              (both covered above) and for terminations or resignations other than those for cause (see below), the amount of reimbursable Plan expenses invoiced before the termination date but submitted within 60 days after the termination date may not exceed the balance in the Account as of the termination date. In any event, Accounts for employees terminated as described in this paragraph will be closed 60 calendar days after the termination date.

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                                                                 ATTACHMENT B



         PRORATION SCHEDULES
         FINANCIAL SERVICES PLAN



            - For terminations with cause, Plan Accounts will be closed as of the termination date and no further Plan expenses will be reimbursed as of that date regardless of the invoice date.


         5) LEAVE OF ABSENCE

            - Any managers who are participating in the Financial Services Plan at the time they begin an approved Leave of Absence will remain eligible for services for up to twelve months during such Leave of Absence.


         6) CHANGE IN ELIGIBILITY

            - When a manager's level of eligibility within the Plan changes, the existing account balance will be prorated to one-third or two-thirds of the specified allocation, if this change occurs in the first or second year of the three-year account. Invoices dated prior to the date of the change in status will be processed even if they exceed the prorated amount. Eligibility for further participation will be based on the new eligibility level, commencing at the beginning of the following year.
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